Exhibit 10.21

AMENDMENT TO

VOTING AND SUPPORT AGREEMENT

THIS AMENDMENT TO VOTING AND SUPPORT AGREEMENT (this “Amendment”) is made effective as of August 20, 2021 (the “Effective Date”), by and among the Person named on the signature page hereto (the “Equityholder”), LIV Capital Acquisition Corp., a Cayman Islands exempted company (together with its successors, including the resulting Delaware corporation after the consummation of the Domestication, “LIVK”), and AgileThought, Inc., a Delaware corporation (together with its successors, including the surviving corporation in the Merger, the “Company”). Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Voting and Support Agreement, dated as of May 9, 2021, by and among the Company and the additional parties thereto (the “Support Agreement”).

RECITALS

A. The Company, LIVK and the Equityholder wish to amend the Voting and Support Agreement as set forth herein.

B. Section 20 of the Support Agreement provides that any provision of the Support Agreement may only be amended or modified by an instrument in writing signed by each of the Equityholder, LIVK and the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Equityholder, LIVK and the Company agree as follows:

1. Amendment of Section 1. Section 1(f) of the Support Agreement is hereby amended to read as follows (modified language bolded and italicized):

“(f) The Equityholder agrees that from the date of this Agreement until to the date on which this Agreement is terminated in accordance with its terms it shall not, and shall cause its Related Parties not to, without LIVK’s and the Company’s prior written consent, (i) make or attempt to make any Transfer of Subject Securities, except (A) if the Equityholder is an individual, the Equityholder may Transfer any such Subject Securities (1) to any member of such Equityholder’s immediate family, or to a trust for the benefit of the Equityholder or any member of such Equityholder’s immediate family, the sole trustees of which are the Equityholder or any member of the Equityholder’s immediate family or (2) by will, other testamentary document or under the laws of intestacy upon the death of such Equityholder; or (B) if the Equityholder is an entity, the Equityholder may Transfer any Subject Securities to any partner, member or Affiliate of the Equityholder; or (C) (1) the Equityholder may pledge any such Subject Securities to any lender in connection with such Subject Securities serving as collateral for any loan made by such lender to the Equityholder or any of its Related Parties, and (2) such lender may Transfer any such Subject Securities in connection with any enforcement action on such loan; provided that, in each case, such transferee of Subject Securities (other than the pledgee under clause (C) (1)) signs a joinder to this Agreement in a form reasonably acceptable to LIVK and the Company agreeing to be bound by this Section 1 and, in the case of clause (C) (2), agreeing to be bound by Section 6 hereof; (ii) grant any proxies or powers of attorney with respect to any or all of the Subject Securities; or (iii) take any action with the intent to prevent, impede, interfere with or adversely affect the Equityholder’s ability to perform its obligations under this Section 1. The Company hereby agrees to reasonably cooperate with LIVK in enforcing the transfer restrictions set forth in this Section 1.”

2. Amendment of Section 6. Section 6(b) of the Support Agreement is hereby amended read as follows (modified language bolded and italicized):

“(b) Notwithstanding the provisions set forth in Section 6(a), the following Transfers of Restricted Securities during the Lock-Up Period are permitted: (i) to the Surviving Pubco’s officers or directors, or any Affiliates or family members of any of the Surviving Pubco’s officers or directors; (ii) in the case of an individual, Transfers by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, Transfers pursuant to a qualified domestic relations order; (v) in the case of an entity, Transfers to a stockholder, partner, member or Affiliate of such entity; (vi) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity; (vii) transactions relating to Surviving Pubco Common Stock or other securities convertible into or exercisable or exchangeable for Surviving Pubco Common Stock acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Lock-Up Period; (viii) the exercise of any options or warrants to purchase Surviving Pubco Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); (ix) Transfers to the Surviving Corporation to satisfy tax withholding obligations pursuant to the Surviving Corporation’s equity incentive plans or arrangements; (x) Transfers to the Surviving Corporation pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by the Surviving Corporation or forfeiture of the Equityholder’s Restricted Securities in connection with the termination of the Equityholder’s service to the Company; (xi) the entry, by the Equityholder, at any time after the Closing, of any trading plan providing for the sale of Surviving Pubco Common Stock by the Equityholder, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, provided, however, that such plan does not provide for, or permit, the sale of any Surviving Pubco Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period; (xii) transactions in the event of the Surviving Pubco’s completion of a liquidation, merger, amalgamation, share exchange, reorganization or other similar transaction which results in all of the equityholders of the Surviving Company or Surviving Pubco, as applicable, having the right to exchange their equity interests of Surviving Pubco for cash, securities or other property; (xiii) Transfers by the Equityholder in sell-to-cover transactions to satisfy tax obligations of the Equityholder in connection with the Equityholder’s receipt of Surviving Pubco Common Stock following the vesting and settlement of Company RSUs; and (xiv) (A) pledges by the Equityholder of Restricted Securities to any lender in connection with such Restricted Securities serving as collateral for a loan from such lender to the Equityholder or any of its Related Parties, and (B) Transfers by such lender of Restricted Securities in connection with any enforcement action on such loan; provided, however, that, in the case of the foregoing clauses (i) through (vi) and (xiii) and (xiv)(B), for such Transfer to be effective, the transferee must enter into a written agreement with the Surviving Pubco agreeing to be bound by this Section 6.”

3. Amendment of Section 7. Section 7(b) of the Support Agreement is hereby amended to read as follows (modified language bolded and italicized):

“(b) Ownership of Subject Securities. The Equityholder is the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, and has good and valid title to, all of the Equityholder’s Subject Securities (including those set forth on the Equityholder’s signature page hereto), free and clear of any Lien, or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities), except (i) transfer restrictions under the Securities Act of 1933, (ii) prior to the Closing, the governing documents of the Company (including the Shareholders Agreement) ~~and~~, (iii) this Agreement and (iv) Transfers of any of such Subject Securities permitted by clause (C) of Section 1(f). The Equityholder’s Subject Securities set forth on the signature pages hereto are the only securities of the Company owned of record or beneficially by the Equityholder or the Equityholder’s Affiliates, family members or trusts for the benefit of the Equityholder or any of the Equityholder’s family members on the date of this Agreement. The Equityholder has the sole right to transfer (other than with respect to Subject Securities that are subject to Transfers permitted by clause (C) of Section 1(f)) and direct the voting of the Equityholder’s Subject Securities and, other than the Shareholders Agreement, none of the Equityholder’s Subject Securities are subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Securities, except as expressly provided herein for the benefit of LIVK. The Equityholder has the requisite voting power and the requisite power to agree to all of the matters set forth in this Agreement, with respect to all of its Subject Securities, in each case necessary to perform its obligations under this Agreement, with no limitations, qualifications or restrictions on such rights.”

4. Other Provisions. Except to the extent that the provisions of this Amendment expressly modify the provisions of the Support Agreement, all other provisions of the Support Agreement shall remain in full force and effect. In the event of any conflict between a provision of the Support Agreement and a provision of this Amendment, the provision of this Amendment shall control.

5. Entire Agreement. The Support Agreement, as amended by this Amendment, sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter thereof and hereof.

6. Counterparts; Facsimile. This Amendment may be executed and delivered by facsimile signature or electronic transmission and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7. Applicable Law; Notices; Jurisdiction. This Amendment shall be governed and construed in accordance with the laws of Delaware without regard to the conflict of laws provisions thereof. Section 14 of the Support Agreement (Governing Law; Submission to Jurisdiction; WAIVER OF TRIAL BY JURY.) is incorporated by reference herein.

8. Independent Counsel. Each undersigned Equityholder acknowledges that this Amendment has been prepared on behalf of the Company by Cooley LLP, counsel to the Company, and that Cooley LLP does not represent, and is not acting on behalf of, such Equityholder. Each undersigned Equityholder has been provided with an opportunity to consult with its own counsel with respect to this Amendment.

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IN WITNESS WHEREOF, each of the parties hereby executed this Amendment to Voting and Support Agreement effective as of the Effective Date.

livk:

LIV CAPITAL ACQUISITION CORP.

By:	/s/ Alexander Roger Rossi
	Name:	Alexander Roger Rossi
	Title:	Chief Executive Officer and Chairman

COMPANY:

AGILETHOUGHT, INC.

By:	/s/ Diana Abril
	Name:	Diana P. Abril
	Title:	Chief Legal Officer

IN WITNESS WHEREOF, each of the parties hereby executed this Amendment to Voting and Support Agreement effective as of the Effective Date.

EQUITYHOLDER:

INVERTIS, LLC

By:	/s/ Manuel Senderos
	Name:	Manuel Senderos Fernandez
	Title:	Attorney-in-Fact

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